
                                 NSAR ITEM 770

                           VKAC Municipal Income Fund
                               10f-3 Transactions

Underwriting#     Underwriting            Purchased From          Amount of shares         % of Underwriting      Date of Purchase
                                                                  Purchased


         1        NY Dorm Authority       Bear Stearns            17,815,000                    2.340%             02/17/98
         2        PR Highway 4.75%        Merrill Lynch           30,000,000                    2.640%             02/19/98
         3        PR Highway 5.0%         Merrill Lynch           10,000,000                    0.880%             02/19/98
         4        Emp. St. Dev. Corp      Paine Webber             5,000,000                    2.550%             02/26/98
         5        PR EI. Power 5.00%      Bear Stearns             1,000,000                    0.790%             03/27/98
         6        Long Island Power       Bear Stearns            12,500,000                    0.369%             05/13/98


                                 NSAR ITEM 770

                  VKAC Intermediate Term Municipal Income Fund
                               10f-3 Transactions

Underwriting#     Underwriting               Purchased From           Amount of shares        % of Underwriting   Date of Purchase
                                                                      Purchased


         1        NY Dorm Authority           Bear Stearns             17,815,000                   2.340%           02/17/98
         2        Virgin Islands Pub. Fin     Salomon                     600,000                   0.100%           04/30/98


                                 NSAR ITEM 770

                       VKAC New York Tax Free Income Fund
                               10f-3 Transactions

Underwriting#     Underwriting              Purchased From             Amount of shares        % of Underwriting   Date of Purchase
                                                                       Purchased


         1        Dorm Auth NY Interfait    Lehman                     3,000,000                     2.040%          02/17/98
         2        New York City             Smith Barney               1,000,000                     0.100%          02/14/98
         3        Emp. St. Dev. Corp. 5.25  Merrill Lynch              1,000,000                     0.490%          02/26/98
         4        Virgin Islands Pub. Fin.  Salomon                    1,650,000                     0.300%          04/30/98
         5        Long Island Power         Bear Stearns               2,000,000                     0.059%          05/13/98
         6        Metro Trans. Auth         Merrill Lynch                500,000                     0.200%          05/16/98



                                 NSAR ITEM 770

                       VKAC Insured Tax Free Income Fund
                               10f-3 Transactions

Underwriting#       Underwriting               Purchased From          Amount of shares        % of Underwriting    Date of Purchase
                                                                       Purchased


         1          PR Highway 5.0%            Merrill Lynch           10,000,000                  0.880%           02/19/98
         2          Dallas Sport Arena         Lehman                   5,000,000                  4.770%           06/24/98


                                 NSAR ITEM 770

                         VKAC Tax Free High Income Fund
                               10f-3 Transactions

Underwriting#        Underwriting          Purchased From             Amount of shares      % of Underwriting       Date of Purchase
                                                                      Purchased


         1           PR Highway 5.0%       Merrill Lynch              10,000,000                 0.880%              02/19/98
         2           New York City         Smith Barney               3,000,0000                 0.290%              02/14/98
         3           Emp. St. Dev. Corp.   Paine Webber               10,000,000                 5.090%              02/26/98
         4           PR EI. Power 5.00%    Bear Stearns                9,000,000                 0.710%              03/27/98
         5           Long Island Power     Bear Stearns               29,485,000                 0.871%              05/13/98
